UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PERRY ELLIS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Litigation Relating to the Merger
As previously announced, on June 15, 2018, Perry Ellis International, Inc. (“Perry Ellis” or the “Company”) entered into an Agreement and Plan of Merger, by and among Perry Ellis, Feldenkreis Holdings LLC, a Delaware limited liability company (“Parent”), and GF Merger Sub, Inc., a Florida corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.
On September 24, 2018, a putative class action complaint related to the Merger was filed on behalf of Perry Ellis shareholders in the U.S. District Court for the Southern District of Florida.  The case is captioned Colleen Witmer v. Perry Ellis International, Inc. et al., Case No. 1:18-cv-23942-CMA (the “Proxy Litigation”).  The Proxy Litigation asserts claims under Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), and Rule 14a-9 promulgated thereunder, as well as claims under Section 20(a) of the Exchange Act against Perry Ellis and the members of its Board of Directors.  The plaintiff alleges that the Company’s definitive proxy statement (the “proxy statement”) filed with the U.S. Securities and Exchange Commission on September 10, 2018 omitted certain information with respect to the Merger and seeks to enjoin the Merger, rescission or an award of rescissory damages in the event the Merger is consummated, and an award of the plaintiff’s attorneys’ fees and costs of the litigation.
The defendants deny all of the allegations made by the plaintiff in the Proxy Litigation and believe that such allegations are without merit and that the disclosures in the proxy statement are adequate under the law.  However, to alleviate the costs, risks and uncertainties inherent in litigation and provide additional information to its shareholders, Perry Ellis has determined to voluntarily supplement the proxy statement as described in this Current Report on Form 8-K.  Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.  To the contrary, Perry Ellis specifically denies all allegations in the Proxy Litigation that any additional disclosure was or is required.  These supplemental disclosures will not affect the merger consideration to be paid to shareholders of Perry Ellis in connection with the Merger or the timing of the special meeting of Perry Ellis shareholders scheduled for October 18, 2018 at 10:00 a.m. local time at 3000 N.W. 107th Avenue, Miami, Florida 33172.
Supplemental Disclosures
The following disclosures supplement the disclosures contained in the proxy statement and should be read in conjunction with the disclosures contained in the proxy statement, which should be read in its entirety.  To the extent that the information set forth herein differs from or updates information contained in the proxy statement, the information set forth herein shall supersede or supplement the information in the proxy statement.  All page references are to pages in the proxy statement, and terms used below, unless otherwise defined, have the meanings set forth in the proxy statement.
The second paragraph after the heading “Background of the Merger” on page 18 of the proxy statement is hereby amended and restated in its entirety to read as follows:
As part of a multi-year leadership succession planning process, Mr. George Feldenkreis retired as the Company’s Chief Executive Officer and assumed the role of Executive Chairman in 2016.  The intent of that leadership change was for Mr. George Feldenkreis to reduce his operating role at the Company and to allow Mr. Oscar Feldenkreis to lead the day-to-day business.  Mr. Oscar Feldenkreis succeeded to the Chief Executive Officer role at the same time.  In August, 2017, the independent directors of the Company, Joe Arriola, Jane DeFlorio, Bruce J. Klatsky, Michael W. Rayden and J. David Scheiner, began to evaluate the role of Mr. George Feldenkreis as Executive Chairman of the Company.  Among other things, the independent directors believed that removing Mr. George Feldenkreis as Executive Chairman, such that he no longer served in an operating capacity, could potentially be a means to achieve a primary intent of the succession plan and to enable Mr. Oscar Feldenkreis to function more effectively as the Company’s day-to-day business leader, on September 20, 2017, the Board removed Mr. George Feldenkreis as Executive Chairman of the Company, simultaneously terminating his operational role in the Company, and elected Mr. Scheiner as Non-Executive Chairman of the Board.

The first sentence of the third paragraph after the heading “Background of the Merger” on page 18 of the proxy statement is hereby amended and restated in its entirety to read as follows:
On October 24, 2017, the Board formed the Special Committee to review certain matters in connection with its ongoing succession planning process, including the role of Mr. Oscar Feldenkreis as Chief Executive Officer of the Company, his employment arrangement with the Company and strategic planning for the Company.
The carryover paragraph on pages 22-23 of the proxy statement is hereby amended to insert the following immediately before the last sentence thereof:
The Special Committee selected AlixPartners as an independent third-party consultant because AlixPartners is a recognized management consultant with substantial experience in the retail and apparel business.  During the two-year period immediately preceding June 15, 2018, the date that the merger agreement ultimately was entered into, AlixPartners had not performed services for any other party to the merger agreement or any such parties’ respective affiliates for which AlixPartners received compensation.
The third full paragraph on page 23 of the proxy statement is hereby amended to insert the following at the end thereof:
The engagement agreement between the Company and AlixPartners provided for a flat monthly fee.  In the aggregate, AlixPartners’ compensation was approximately $240,000 and did not include any success fee or break fee.  In addition, the Company agreed to reimburse AlixPartners for its expenses and to indemnify AlixPartners against certain liabilities arising out of its engagement by the Special Committee.
The fifth full paragraph on page 23 of the proxy statement is hereby amended to insert the following at the end thereof:
The Randa NDA standstill obligations terminated upon public announcement of the Feldenkreis merger agreement, and Randa was not restricted from making proposals to the Special Committee or the Board following such announcement.
The second sentence of the fifth full paragraph on page 26 of the proxy statement is hereby amended and restated to read in its entirety as follows:
Cook prepared a report which was provided to the Special Committee (the “Cook Report”), a copy of which is attached as exhibit (c)(9) to the Statement on Schedule 13E-3, filed by the Company and the filing persons listed thereon with the SEC on August 3, 2018, none of which filing persons are or were proposed to be recipients of benefits under the CIC Severance Plan that is the subject of the Cook Report.
The fifth full paragraph on page 26 of the proxy statement is hereby further amended to insert the following at the end thereof:
As previously disclosed, including in the Company’s Form 10-K/A filed with the SEC on June 1, 2018, the Compensation Committee engaged Cook in fiscal 2016 as an outside compensation consultant, and Cook has provided no services to the Company other than those described in this proxy statement or provided directly to or on behalf of the Compensation Committee relating to executive compensation and director compensation services, when and as requested by the Compensation Committee in connection with such prior engagement.  During the two-year period immediately preceding June 15, 2018, the date that the merger agreement ultimately was entered into, Cook had not performed services for any other party to the merger agreement or any such parties’ respective affiliates for which Cook received compensation.  The Special Committee selected Cook because of its experience and reputation in matters of executive compensation and familiarity with the Company.  In connection with its services to the Special Committee, Cook received customary professional fees, which in the aggregate did not exceed $15,000, without any success fee or break fee.  In addition, the Company agreed to reimburse Cook for its expenses and to indemnify Cook against certain liabilities arising out of its engagement by the Compensation Committee.

Safe Harbor Statement
We caution readers that the forward-looking statements (statements which are not historical facts) in these materials are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “proposed,” “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding Perry Ellis’ strategic operating review, growth initiatives and internal operating improvements intended to drive revenues and enhance profitability, the implementation of Perry Ellis’ profitability improvement plan and Perry Ellis’ plans to exit underperforming, low growth brands and businesses. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, including, but not limited to those caused by port disruptions, disruptions due to weather patterns, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-consumer retail markets, the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, the impact to our business resulting from the United Kingdom’s referendum vote to exit the European Union and the uncertainty surrounding the terms and conditions of such a withdrawal, as well as the related impact to global stock markets and currency exchange rates; possible disruption in commercial activities due to terrorist activity and armed conflict, actions of activist investors and the cost and disruption of responding to those actions, and other factors set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Forward-looking statements also may include information concerning the proposed merger transaction, including unexpected costs or liabilities, delays due to regulatory review, failure to timely satisfy or have waived certain closing conditions, failure to obtain the financing for the merger, the commencement of litigation relating to the merger, whether or when the proposed merger will close and changes in general and business conditions. Investors are cautioned that all forward-looking statements involve risks and uncertainties and factors relating to the proposed transaction, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC, all of which are difficult to predict and many of which are beyond Perry Ellis’ control. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise, except as required by law.
Important Additional Information And Where To Find It
The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed transaction. The Company filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on September 10, 2018, and furnished the definitive proxy statement to the Company’s stockholders beginning on September 11, 2018, in connection with such solicitation of proxies from Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD FILED WITH THE SEC AND ANY AMENDMENTS OR

SUPPLEMENTS THERETO WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investor.pery.com, by writing to Perry Ellis International, Inc., at 3000 N.W. 107 Avenue, Miami, FL 33172.
Participants in the Solicitation
The Company and its directors, executive officers and other members of management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the definitive proxy statement and other relevant materials which may be filed with the SEC in connection with the proposed transaction when and if they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of its stockholders generally, are set forth in the definitive proxy statement in connection with the proposed transaction. Additional information regarding the ownership of the Company’s directors and executive officers in Company stock, restricted stock and options is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (http://investor.pery.com), or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s Annual Report on Form 10-K for the year ended February 3, 2018 and the Form 10-K/A filed by the Company with the SEC on June 1, 2018.